CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the 15th day of December, 1999 by and between Ken Gooley ("Consultant") and JVWeb, Inc. (the "Company").

                                                      RECITALS:

         WHEREAS, the Company desires to engage Consultant to provide to the Company certain consulting services described hereinafter (the "Services"), and Consultant is willing and desires to be engaged by the Company to provide the Services to the Company, upon the terms, provisions and conditions set forth hereinafter; and

         WHEREAS, the Company and Consultant desire to set forth the terms, provisions and conditions of
Consultant's engagement by the Company;

                                                     AGREEMENTS:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by each of the Company and Consultant, each of the Company and Consultant hereby agrees as follows:

         l. Engagement. Subject to the terms, provisions and conditions hereinafter stated, the Company hereby
            ----------
engages Consultant to provide to the Company the following services, which are referred to hereinafter as the "Services", and Consultant hereby accepts such engagement:

o Sale of advertising "banner ads" on various websites affiliated with JVWeb. o Promotion of the web sites to create traffic to those sites. o Identification of strategic partners for JVWeb and its affiliated entities.

Consultant shall also provide such other services as from time to time may be reasonably requested by the President of the Company. In providing Services hereunder, Consultant shall use reasonable, and Consultant's best, efforts, and shall perform the Services in a competent, professional and good workman-like manner of the highest caliber. Consultant shall devote all of his business time and attention to performing his duties hereunder. During the term of this Agreement, Consultant agrees to work exclusively for the Company and to provide the Services to no person other than the Company. Consultant shall be based in Harris County, Texas, or surrounding area, but shall undertake such travel as is necessary or advisable for him to perform his duties hereunder. The Company shall provide to Consultant the use of such facilities and services as may be necessary for the adequate performance of his duties hereunder, all of which facilities shall be located in Harris County, Texas, or surrounding area.

         2. Compensation. As compensation for providing the Services, Consultant shall be paid as follows:
              ------------

                  (a) JVWeb shall pay to consultant a base compensation amount of $4,000.00 per month, starting on December 16, 1999, and continuing for a twelve month period.

(b) JVWeb shall pay an additional bonus/commission to the Consultant equal to 15% of the first month's revenue on the sale of banner ads or corporate sponsorships for each corporate sponsor brought to JVWeb, or any of its affiliated websites, by the Consultant during the term of this Agreement with respect to which JVWeb consummates a transaction. JVWeb shall pay an additional bonus/commission to the Consultant of 10% for each additional month that the corporate sponsor remains as an advertiser.

(c) Additional compensation. Consultant will be entitled to various stock options in JVWeb, and affiliated entities as follows:
1. In JVWeb: Consultant shall be entitled to 300,000 stock options under the non-qualified plan set up by JVWeb, pursuant to the attached stock option plan. Such options will be for a period of three years from the date of this agreement.

2. Bonus stock options: Consultant, from time to time, will be involved in the development of sites that are affiliated to JVWeb. On occasion, and subject to the discretion of the Board of Directors of JVWeb, Inc., Consultant will be granted additional stock options in JVWeb, based on Consultants participation in the success of those affiliated projects.

Any fees due shall be payable five days after the receipt of an invoice from Consultant submitted to the Company at the end of a month during the term of this Agreement. Consultant shall not be entitled to participate in any employee benefit plan now or hereafter established by the Company unless the Company agrees to this expressly in writing.

         3. Term. Subject to Section 4 below, the term of this Agreement shall begin on the date hereof and
             ----
shall continue until and through December 31, 2002.

         4.  Termination.
             -----------

                  (a) For Cause. The Company may, at its election, terminate Consultant's engagement at any time for just cause, which shall include, without any limitations thereon, the following: (i) Consultant shall have failed or refused to faithfully, diligently and competently perform the Services under this Agreement or otherwise to have breached any term or provision contained herein; (ii) Consultant shall be disabled or otherwise unable for whatever reason to fully perform the Services hereunder for 60 consecutive days or for more than 120 days in any twelve-month period; (iii) Consultant shall be guilty of fraud, dishonesty, or similar acts of misconduct; or (iv) Consultant shall be finally convicted of a felony or a misdemeanor involving moral turpitude. At any time after the occurrence of an event permitting the Company to terminate Consultant's engagement pursuant to this Section 4(a), the Company may elect for termination of Consultant's engagement by notifying Consultant as to the Company's election to terminate, and thereupon Consultant's engagement with the Company will terminate on the date specified in the notice or (if no date is specified) upon the delivery of the notice. Notwithstanding the preceding, upon any an event permitting the Company to terminate Consultant's engagement pursuant to this Section 4(a) and in lieu of terminating Consultant's engagement, the Company may, with or without notice to Consultant, suspend the performance of the Company's obligations under this Agreement (including, without limitation, the Company's obligations under Section 2), and while such an event has occurred and has not been cured, (x) the Company shall not be obligated to fulfill, but shall be relieved of, the Company's obligations under this Agreement (including, without limitation, the Company's obligations under Section 2), (y) such obligations shall not accrue, and (z) Consultant shall forfeit all rights and remedies with respect thereto. Notwithstanding anything else contained herein, if the Company suspends any of its obligations to Consultant pursuant to the preceding sentence, the Company may thereafter elect to terminate Consultant's engagement in accordance with the other provisions of this Section 4(a).

                  (b) By Notice. Either the Company or Consultant may terminate Consultant's engagement hereunder without cause by giving written notice to the other, at least 60 days prior to the proposed date of termination, of the notifying party's desire to terminate Consultant's engagement hereunder whereupon Consultant's engagement shall terminate on the date given in the notice or (if no date is given) 60 days after the notice is given.

                  (c) Automatic. The term of this Agreement shall automatically terminate upon Consultant's
                       ---------
death.

                  (d) Effect of Termination. Upon termination of Consultant's engagement, all rights and obligations under this Agreement shall cease except for (i) the rights and obligations under Section 5, 6, 7A, 7B and 8 hereof, and
(ii) the rights and obligations under Section 2 hereof to the extent Consultant has not been compensated for services performed prior to termination (Consultant's fee to be pro rated for the portion of the pay period prior to termination).

         5.  Noncompetition Agreement.
             ------------------------

                  (a) Agreement. For a period of one year(s) after the expiration of this Agreement or the termination of this Agreement by the Company with just cause or Consultant voluntarily, Consultant shall not, directly or indirectly, acting alone or as a member of a partnership, or as an officer, director, shareholder, employee, consultant, or representative of any corporation or in any other capacity with any other business entity: (i) engage in the Strategic Internet Services Businesss (such business is referred to hereinafter as the "Restricted Business") in electronic commerce (such area is referred to hereinafter as the "Restricted Area"); (ii) solicit, deal, negotiate, enter into an arrangement or contract, or attempt to do any of the foregoing, in any manner with respect to the Restricted Business in the Restricted Area with respect to any person that was a client of the Company at any time during the two-year period prior to the date of expiration or termination, or attempt to cause any such person to not continue the business relationship that it has with the Company; or (iii) induce or attempt to influence, directly or indirectly, any person employed by or under contract with the Company at the date of expiration or termination, to terminate his or her engagement or contractual relationship with the Company.

                  (b) Permitted Exception. Notwithstanding the foregoing provisions of this section, Consultant shall be permitted to own up to five percent of the publicly-traded securities, registered under Section 12 or 15(d) of the Securities Exchange Act of 1934, of any competitor of the Company.

                  (c) Reasonableness. Consultant hereby specifically acknowledges and agrees that the temporal and other restrictions contained in this section are reasonable and necessary to protect the business of the Company, and that the enforcement of the provisions of this section will not work an undue hardship on Consultant.

                  (d) Reformation. Consultant further agrees that in the event either the length of time or any other restriction, or portion thereof, set forth in Section 5(a) above is held to be overly restrictive and unenforceable in any court proceeding, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances and the parties agree that the restrictions of Section 5(a) will remain in full force and effect as reduced or modified.

(e) Sole Remedy. Company and Consultant hereby agree and acknowledges that the Company's sole remedy for breach of this provision is the forfeiture by consultant of all stock and stock options vested or to be vested while engaged by the Company.

                  (f) Severability. Consultant further agrees, in the event that any provision of Section 5(a) is held to be invalid or against public policy, the remaining provisions of Section 5(a) and the remainder of this Agreement shall not be affected thereby.

         6.  Confidentiality.
             ---------------

                  (a) "Confidential Information" means and refers to information and materials belonging to the Company that are not generally known outside the Company, including, without limitation, customers and customer lists, pricing policies, operational procedures, sources of supply, methods, formulae, processes, software programs, hardware configurations, know-how, computer programs and access codes, technological information, information relating to the cost of its products and services, marketing strategies, financial statements and projections, and any other information which bears a logical relationship to the Confidential Information described above such that Consultant knows or should logically conclude that the Company regards the information to be Confidential Information. Confidential Information shall not include any knowledge or information that Consultant already knows as of the date of this Agreement, that is already known to the general public as of the date of this Agreement or that becomes known to the general public after the date of this Agreement through no breach of Consultant's confidentiality obligations.

                  (b) Consultant hereby recognizes and acknowledges that Consultant may receive information from, or may develop information on the behalf of, the Company Confidential Information. Consultant hereby agrees to maintain on a confidential basis all Confidential Information, and Consultant agrees that Consultant shall not, without the prior express written consent of the Company, use for Consultant's or anyone else's benefit or disclose to any other person any Confidential Information, except in connection with Consultant's work on behalf of the Company. Consultant hereby acknowledges that, as between the Company and Consultant, the Company has the complete, sole and full right, title and interest in and to the Confidential Information, and that Consultant has no rights, expressed or implied, with respect to the foregoing other than those expressly provided for to the contrary in a writing signed by both the Company and Consultant. Consultant further agrees that Consultant shall, immediately upon the Company's request, return to the Company all written Confidential Information and all writings regarding oral Confidential Information whether such writings were authorized or not. Consultant hereby agrees that the confidentiality agreement provided for hereby shall last with respect to any Confidential Information for five years after such Confidential Information is disclosed by the Company to Consultant or developed by Consultant on behalf of the Company, as the case may be.

         7A.  Assignment of Inventions.
              ------------------------

                  (a) For purposes of this Section 7A, the term "Inventions" shall mean discoveries, concepts, and ideas, whether patentable or copyrightable or not, including, but not limited to, improvements, know-how, data, processes, methods, formulae and techniques, as well as improvements thereof, or know-how related thereto, concerning any past, present, or prospective activities of the Company, which Consultant makes, discovers or conceives (whether or not during the hours of Consultant's engagement or with the use of the Company's facilities, materials, or personnel), either solely or jointly with others during Consultant's engagement by the Company. All Inventions shall be the sole property of the Company, and Consultant agrees to perform the provisions of this
Section 7A with respect thereto without the payment by the Company of any royalty or any consideration therefor, other than the regular compensation paid to Consultant in his capacity as a consultant of the Company.

                  (b) Consultant shall apply, at the Company's request and expense, for United States and foreign letters patent or copyrights, either in Consultant's name or otherwise as the Company shall desire.

                  (c) Consultant hereby assigns to the Company all of Consultant's rights to the Inventions and to applications for United States and/or foreign letters patent or copyrights and to United States and/or foreign letters patent or copyrights granted in respect of the Inventions.

                  (d) Consultant shall acknowledge and deliver promptly to the Company, without charge to the Company, but at the Company's expense, such written instruments (including applications and assignments) and do such other acts, such as giving testimony in support of Consultant's inventorship, as may be necessary in the opinion of the Company to obtain, maintain, extend, reissue, and enforce United States and/or foreign letters patent and copyrights relating to the Inventions and to vest the entire right and title thereto in the Company or its nominee. Consultant acknowledges and agrees that any copyright developed or conceived of by Consultant during the term of Consultant's engagement which is related to the business of the Company shall be a "work for hire" under the copyright law of the United States and other applicable jurisdictions.

                  (e) The Company shall also have the royalty-free right to use in its business, and to make, use, and sell products, processes, and/or services derived from any inventions, discoveries, concepts, and ideas, whether or not patentable, including, but not limited to, processes, methods, formulas, and techniques, as well as improvements thereof or know-how related thereto, concerning any past, presents, or prospective activities of the Company, which are not within the scope of Inventions as defined in Section 7A(a) hereof, but which are conceived or made by Consultant during the period that Consultant is engaged by the Company with the use or assistance of the Company's facilities, materials, or personnel.

                  (f) Consultant represents that Consultant's performance of all of the terms of this Agreement and as a consultant of the Company does not and will not breach any trust relationship existing prior to Consultant's engagement by the Company. Consultant agrees not to enter into any agreement, either written or oral, in conflict herewith and represents and agrees that Consultant has not brought and will not bring with Consultant to the Company or use in the performance of Consultant's responsibilities at the Company any materials or documents of a former employer or client which are not generally available to the public, unless Consultant has obtained written authorization from the former employer or client for their possession and use, and Consultant has provided a copy of such written authorization to the Company.

         7B. Property of the Company. In addition to the provisions of Section 6 above, Consultant agrees that, upon the expiration or termination of Consultant's engagement with the Company, Consultant will immediately surrender to the Company all property, equipment, funds, lists, books, records, and other materials of the Company or any affiliate thereof in the possession of or provided to Consultant.

         8.  Indemnification.  Consultant  shall  protect,  indemnify  and  hold harmless the Company and each affiliate of the Company (including, without limitation, the Company's shareholders, directors, officers, employees, agents, attorneys and accountants) from any and all demands, threats, claims, suits, proceedings, actions, causes of actions, damages, injuries, judgements, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from (a) any breach by Consultant of any agreement, covenant, promise, representation or warranty made by Consultant in this Agreement, or (b) any action or omission constituting negligence or willful misconduct of Consultant in the course of, or connected with, the performance of the Services pursuant hereto.

         9. Law Governing. THIS AGREEMENT HAS BEEN ENTERED INTO IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY
            --------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         10. Notices. Any notice or request herein required or permitted to be given to any party hereunder shall be given in writing and shall be personally delivered or sent to such party by prepaid mail at the address set forth below the signature of such party hereto or at such other address as such party may designate by written communication to the other party to this Agreement. Each notice given in accordance with this paragraph shall be deemed to have been given, if personally delivered, on the date personally delivered, or, if mailed, on the third day following the day on which it is deposited in the United States mail, certified or registered mail, return receipt requested, with postage prepaid.

         11. Headings. The headings of the paragraphs of this Agreement have been inserted for convenience of
              --------
reference only and shall in no way restrict or modify any of the terms or provisions hereof.

         12. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         13. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter hereof.

         14. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and his, her or its respective successors, heirs, assigns, and legal representatives, but neither this Agreement nor any rights hereunder may be assigned by any party hereto without the consent in writing of the other party.

         15. Remedies. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

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


         IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the first date written above.

                                    "COMPANY"

                                   JVWEB, INC.


                   By:_______________________________________
                            Greg J. Micek, President

                      Address: 5444 Westheimer, Suite 2080
                              Houston, Texas 77056

                                  "CONSULTANT"

                   ------------------------------------------

                   Name:_____________________________________

                    Address: _______________________________

                         -------------------------------